Exhibit 99.2

GREENBRIAR OFFER EXTENDED; EDAC MAKES ADDITIONAL DISCLOSURES

TO SETTLE LITIGATION

CHESHIRE, Conn., April 24, 2013 /PRNewswire/ — EDAC Technologies Corporation (NASDAQ: EDAC), announced today the extension of the current pending offer (the “Offer”) by GB Aero Engine Merger Sub Inc. (“Purchaser”), a wholly-owned subsidiary of GB Aero Engine LLC (“Parent”) and an affiliate of Greenbriar Equity Group, LLC, to acquire all of the outstanding shares of capital stock of EDAC. The extension changes the expiration of the Offer to 5 p.m. on Monday, May 6, 2013. The board of directors of EDAC recommends that shareholders tender their shares to Purchaser in the Offer.

EDAC also filed an amendment to its Solicitation/Recommendation Statement on Schedule 14D-9 with the Securities and Exchange Commission. EDAC shareholders are advised to read the Solicitation/Recommendation Statement and any amendments thereto because they contain important information about the Offer. Shareholders may obtain a free copy of these materials at the SEC’s website at www.sec.gov or by calling the Information Agent for the tender offer, Georgeson, at telephone number (800) 223-2064, or Glenn L. Purple, at EDAC Technologies Corporation, telephone number (860) 677-2603.

The extension of the Offer and the amendment to the Solicitation/Recommendation Statement were made pursuant to a Memorandum of Understanding entered into on behalf of EDAC, Parent and Purchaser, which outlines the terms of the parties’ agreement in principle to a permanent release of all claims which were or could have been asserted in the actions pending in the Superior Court of the State of Connecticut, Judicial District of Hartford (the “Connecticut Court”) captioned Cook v. EDAC Techs. Corp. et al., Case No. HHD-CV-13-6040269S, Crump v. EDAC Techs. Corp. et al., Case No. HHD-CV-13-6040430S, Walsh v. EDAC Techs. Corp. et al., Case No. HHD-CV-13-6040425S, and Randle v. EDAC Techs. Corp. et al., Case No. HHD-CV-13-6040679S, and in the Circuit Court of the State of Wisconsin, Dane County captioned Friedman v. EDAC Techs. Corp et al., Case No. 13-CV-1017. The terms of the proposed settlement are subject to approval by the Connecticut Court.

Stifel, Nicolaus & Company, Incorporated is serving as exclusive financial advisor and Robinson & Cole LLP and Godfrey & Kahn S.C. are serving as legal counsel to EDAC Technologies Corporation. Kirkland & Ellis LLP is serving as legal counsel to Greenbriar Equity Group LLC.

About EDAC Technologies Corporation

EDAC Technologies Corporation is a diversified manufacturing company serving the aerospace and industrial markets. In the aerospace sector, EDAC offers design and manufacturing services for commercial and military aircraft, in such areas as jet engine parts, special tooling, equipment, gauges and components used in the manufacture, assembly and inspection of jet engines. Industrial applications include high-precision fixtures, gauges, dies and molds, as well as the design, manufacture and repair of precision grinders and precision spindles, which are an integral part of machine tools found in virtually every manufacturing environment. EDAC’s core competencies include extensive in-house design and engineering capabilities, and facilities equipped with the latest enabling machine tools and manufacturing technologies. EDAC’s acquisition of EBTEC Corporation in June 2012 expanded its services to the aerospace and industrial markets to include electron beam welding, laser welding, laser cutting and laser drilling, EDM, vacuum heat treating and abrasive waterjet cutting as well as expanding its markets to include semiconductors and medical devices. The Company’s acquisition of Smith-Renaud assets in October 2012 added centerless grinding systems and custom precision spindles, completing the EDAC Machinery product line.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995; including forward-looking statements regarding the anticipated acquisition of EDAC by the Purchaser. These forward-looking statements may be identified by words such as “plans,” “seeks,” “projects,” “expects,” “believes,” “may,” “anticipates,” “estimates,” “should,” and other similar expressions. Each of these forward-looking statements are subject to risks and uncertainties. Actual results or developments may differ materially from those, express or implied, in these forward-looking statements. There are a number of important factors that may cause differences between current expectations and actual results or developments, including risks and uncertainties associated with the anticipated acquisition of EDAC. These risks and uncertainties include, among others, uncertainties as to how many of EDAC’s shareholders will tender their shares pursuant to the tender offer, the risk that competing offers will be made, and the possibility that various closing conditions to the tender offer or the subsequent merger may not be satisfied or waived, and the risk that shareholder litigation in connection with any tender offer and subsequent merger may result in significant costs of defense, indemnification and liability. Other factors that may cause EDAC’s actual results or developments to differ materially from those expressed or implied in the forward-looking statements in this press release are discussed in EDAC’s filings with the SEC, including the “Risk Factors” sections of EDAC’s periodic reports on Form 10-K and Form 10-Q filed with the SEC. All forward-looking statements in this announcement are qualified in their entirety by this cautionary statement. Unless required by law, EDAC does not undertake to update its forward-looking statements.

Important Additional Information

Shareholders of EDAC are urged to read the relevant tender offer documents because they contain important information that shareholders should consider before making any decision regarding tendering their shares. GB Aero Engine LLC and GB Aero Engine Merger Sub Inc. have filed tender offer materials with the SEC, and EDAC has filed a Solicitation/Recommendation Statement with respect to the tender offer. The tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other offer documents) and the Solicitation/Recommendation Statement contain important information, which should be read carefully before any decision is made with respect to the tender offer. The Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement, are available to all shareholders of EDAC at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement are available for free at the SEC’s website at http://www.sec.gov. In addition, shareholders are able to obtain a free copy of these documents from the Information Agent for the tender offer, Georgeson, at telephone number (800) 223-2064 or Glenn L. Purple, at EDAC Technologies Corporation, telephone number (860) 677-2603.

In addition to the tender offer materials described above, EDAC files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by the Company at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The Company’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.

CONTACTS:

EDAC Technologies Corporation

Glenn L. Purple

Vice President-Finance

860-677-2603